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                                                                   EXHIBIT 4.(c)
                              TEXT OF CERTIFICATE

                           FRONT SIDE OF CERTIFICATE

                           ASSET MANAGEMENT FUND FOR
                          FINANCIAL INSTITUTIONS, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
        MORTGAGE SECURITIES PERFORMANCE PORTFOLIO SHARES OF COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)


No. C                                                                  Shares
                                                               CUSIP 045420 30 4
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT


is the owner of

              FULLY PAID AND NON-ASSESSABLE MORTGAGE SECURITIES
                       PERFORMANCE PORTFOLIO SHARES OF

ASSET MANAGEMENT FUND FOR FINANCIAL INSTITUTIONS, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
            WITNESS the facsimile seal of the Corporation and the
                 signatures of its duly authorized officers.

  Dated


CORPORATE     /s/  Edward E. Sammons, Jr.       /s/  Rodger D. Shay
SEAL          -------------------------------  ------------------------------
                                    Treasurer                       President
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                          REVERSE SIDE OF CERTIFICATE

             ASSET MANAGEMENT FUND FOR FINANCIAL INSTITUTIONS, INC.


        Reference is made to the Article V of the Amended and Restated Articles of Incorporation of the Corporation, and all further amendments thereto, for a statement of the designations, preferences, voting powers, restrictions, limitations as to dividends, terms and conditions of redemption, and other rights and limitations of the shares of each class which the Corporation is authorized to issue.

        The Corporation will furnish a copy of such statement to any stockholder without charge upon request made to its corporate Secretary.